UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 28, 2021

Date of report (Date of earliest event reported)

ENERGY TRANSFER LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32740	30-0108820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

Reference is made to the Agreement and Plan of Merger dated February 16, 2021 (“Merger Agreement”), by and among Energy Transfer LP, a Delaware limited partnership (“ET”), Elk Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of ET, Elk GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of ET, Enable Midstream Partners, LP, a Delaware limited partnership (“Enable”), Enable GP, LLC, a Delaware limited liability company and the sole general partner of Enable (“Enable GP”), solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of ET, and solely for the purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas Corporation. Pursuant to the Merger Agreement, on December 2, 2021, Enable merged with and into Elk Merger Sub LLC, with Enable surviving the merger as an indirect wholly owned subsidiary of ET, and Enable GP merged with and into Elk GP Merger Sub LLC, with Enable GP surviving the merger.

At the Effective Time, as defined in the Merger Agreement, Enable remained the issuer of approximately (i) (A) $600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 (the “2024 Notes”) and (B) $550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 (the “2044 Notes”), in each case, issued under the First Supplemental Indenture dated May 27, 2014 (the “First Supplemental Indenture”), by and among, Enable, CenterPoint Energy Resources Corp., a Delaware corporation, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), (ii) $700,000,000 aggregate principal amount of 4.400% Senior Notes due 2027 (the “2027 Notes”) under the Second Supplemental Indenture dated March 9, 2017 (the “Second Supplemental Indenture”), by and between Enable and the Trustee, (iii) $800,000,000 aggregate principal amount of 4.950% Senior Notes due 2028 (the “2028 Notes”) under the Third Supplemental Indenture dated May 10, 2018 (the “Third Supplemental Indenture”), by and between Enable and the Trustee, and (iv) $550,000,000 aggregate principal amount of 4.150% Senior Notes due 2029 (the “2029 Notes,” and together with the 2024 Notes, 2044 Notes, 2027 Notes and 2028 Notes, collectively, the “Enable Notes”) under the Fourth Supplemental Indenture dated September 13, 2019, by and between Enable and the Trustee (the “Fourth Supplemental Indenture,” and together with the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, collectively, the “Enable Indentures”).

In connection with the consummation of the mergers contemplated by the Merger Agreement, on December 28, 2021, ET caused Enable to contribute substantially all of its assets to ET pursuant to the Distribution Agreement, dated as of December 28, 2021, by and between ET and Enable, and ET entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) pursuant to which ET has agreed to assume all of the obligations of the Enable Notes under the Enable Indentures. The foregoing description of the Fifth Supplemental Indenture entered into by ET does not purport to be complete and is qualified in its entirety by reference to the Fifth Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the supplemental indenture under the heading “Supplemental Indenture” is herein incorporated into this Item 2.03 by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of December 28, 2021, by and among Energy Transfer LP, Enable Midstream Partners, LP and U.S. Bank National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2021

ENERGY TRANSFER LP

By:	LE GP, LLC,
its general partner

By:	/s/ Bradford D. Whitehurst
Name:	Bradford D. Whitehurst
Title:	Chief Financial Officer

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